UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2011

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 125, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On December 9, 2011, Gene A. Hammons, President of Southwestern Midstream Services Company and its subsidiaries, Southwestern Energy Services Company, DeSoto Gathering Company, LLC and Angelina Gathering Company, LLC, and a Named Executive Officer of Southwestern Energy Company (the "Company"), advised the Company’s Board of Directors of his intended retirement after the first quarter of 2012.

(e)  On December 8, 2011, after consideration and a review of a number of factors, including but not limited to performance, competitive market data and the recommendations of the Company's outside compensation consultants, the Compensation Committee of the Board of Directors of the Company approved the annual base salaries, cash incentive compensation award levels and long-term incentive compensation awards for fiscal year 2012 of the Company's 2011 Named Executive Officers as well as the Company’s Executive Vice President & Chief Operating Officer, who joined the Company in October 2011 (collectively, the “Current Named Executive Officers”).

The following table sets forth the annual base salaries of the Current Named Executive Officers as of January 1, 2011 and 2012, the long-term incentives granted to the Current Named Executive Officers for fiscal year 2012 and the target annual incentive award and the maximum total annual cash incentive award (i.e., assuming attainment of the maximum performance objectives and the maximum discretionary amount) as a percentage of base salary for 2012 for each Current Named Executive Officer under the Company's Incentive Compensation Plan.  The restricted stock and stock option awards were granted to the Current Named Executive Officers under the 2004 Stock Incentive Plan on December 8, 2011.  Each of the restricted stock awards vests ratably over a period of four years.  The exercise price of the stock options is $36.87, the closing price of the Company's common stock on December 7, 2011, and each of the option awards vests ratably over a period of three years.  The performance units were granted under the Company's 2002 Performance Unit Plan, with each unit vesting in three years and having a target value of $1,000.

			2012 Long-Term Incentives			Incentive Compensation Plan
	Salary			Restricted	Performance	2012	2012
	2011	2012	Options	Stock	Units	Target	Max

Steven L. Mueller	$800,000	$850,000	78,890	39,170	1,554	175%	262.5%
President & Chief Executive Officer

William J. Way	$575,000	$600,000	42,290	21,000	834	140%	210%
Executive Vice President & Chief Operating Officer

Greg D. Kerley	$475,000	$500,000	29,270	14,530	577	130%	195%
Executive Vice President & Chief Financial Officer

Mark K. Boling	$400,000	$420,000	19,880	9,870	392	125%	187.5%
Executive Vice President & General Counsel

Gene A. Hammons	$330,000	$360,000	5,390	2,680	318	125%	187.5%
President - Midstream

John D. Thaeler	$320,000	$360,000	9,300	4,620	183	100%	150%
Senior Vice President - Exploration

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: December 14, 2011	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer